UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                             ________________________

                                     FORM 8-K

                                  CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): January 31, 2005

                             ________________________

                         Marsh & McLennan Companies, Inc.
                (Exact Name of Registrant as Specified in Charter)

        Delaware                       1-5998                     36-2668272
    (State or Other           (Commission File Number)          (IRS Employer
      Jurisdiction                                           Identification No.)
   of Incorporation)

        1166 Avenue of the Americas New York, NY                    10036
        (Address of Principal Executive Offices)                  (Zip Code)

        Registrant's telephone number, including area code: (212) 345-5000

                                  Not Applicable
           (Former Name or Former Address, if Changed Since Last Report)
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        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.
below):

        |_|    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_|    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
               (17 CFR 240.14d-2(b))

        |_|    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
               (17 CFR 240.13e-4(c))


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                  Section 1--Registrant's Business and Operations
                         Section 2--Financial Information


Item 1.01.  Entry Into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

       On January 30, 2005, Marsh & McLennan Companies, Inc. ("MMC") and its subsidiaries and affiliates (including Marsh Inc., which are collectively referred to as "Marsh") entered into an agreement (the "Settlement Agreement") with the Attorney General of the State of New York ("NYAG") and the Superintendent of Insurance of the State of New York to settle a lawsuit (the "Lawsuit") that NYAG had commenced against the Marsh & McLennan Companies, Inc. and Marsh Inc. on October 14, 2004, and to terminate regulatory proceedings that the New York State Insurance Department ("NYSID") had commenced by issuing a Citation on October 22, 2004, which was amended on October 25, 2004 (the "Amended Citation").

       The materials terms of the Settlement Agreement are as follows:

1. In full satisfaction of any liability to NYAG and NYSID (collectively, "New York") arising under the Lawsuit and the Amended Citation, Marsh will pay $850 million, in four annual payments, into a fund (the "Fund") to be used to pay Marsh's policyholder clients under the terms of the Settlement Agreement. Marsh must pay this sum into the Fund in the following installments:

              a.     By June 1, 2005, Marsh must pay $255 million into the Fund.

              b. By June 1, 2006, Marsh must pay an additional $255 million into the Fund.

              c. By June 1, 2007, Marsh must pay an additional $170 million into the Fund.

              d. By June 1, 2008, Marsh must pay an additional $170 million into the Fund.

2. The amounts Marsh pays into the Fund, plus interest, will be used to pay compensation to Marsh's policyholder clients according to procedures set out in the Settlement Agreement. None of the money will revert to Marsh under any circumstances.

3. By April 30, 2005, Marsh shall calculate, in accordance with a formula approved by NYAG, the amount of that money that each U.S. policyholder client is eligible to receive from the Fund. Clients eligible to participate in the Fund are those clients that engaged Marsh to place, renew, consult on or service insurance with inception dates between January 1, 2001 and December 31, 2004 (the "Relevant



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       Period") where such placements, renewal, consultation or servicing resulted in contingent commissions or overrides recorded by Marsh during the
       Relevant Period.

4. By May 20, 2005, Marsh must send a notice to each eligible client setting forth, among other things, the amount it will be paid from the Fund if it elects to participate and signs a release (thus becoming a "Participating Policyholder"), stating also that the amount to be paid to each Participating Policyholder may increase if there is less than full participation by eligible clients in the Fund.

5. In the event that a client elects not to participate or does not respond (the "Non-Participating Policyholders"), that client's allocated share may be used by Marsh to satisfy any pending or other claims asserted by policyholders relating to the matters cited in the Lawsuit and the Amended Citation. In no event shall a distribution be made from the Fund to any Non-Participant Policyholder until all Participating Policyholders have been paid the amount to which they are entitled, nor shall the total payments from the Fund to any Non-Participating Policyholder exceed 80 percent of that policyholder's original allocated share. If any money remains in the Fund as of June 20, 2008, it will be distributed on a pro rata basis to the Participating Policyholders.

6. In no event shall any of the money paid into the Fund be used to pay attorneys' fees.

7. Within 60 days of the date of the Settlement Agreement, Marsh shall undertake certain business reforms, including:

              a. restrictions on the forms of compensation it may earn for its services in placing, renewing, consulting on or servicing any insurance policy (which shall not include any contingent compensation);

              b. accepting no compensation other than a specific fee to be paid by the client, a specific percentage commission on premium to be paid by the insurer set at the time of purchase, renewal, placement or servicing of the policy, or both and, in the case of commissions, the requirement that, before the binding of any policy, Marsh disclose to its client, and obtain its client's written consent for such commission;

              c. a restriction against Marsh's retention of interest earned on premiums collected on behalf of insurers without prior notification to the client;

              d. a requirement that the MMC Board of Directors establish a Compliance Committee to monitor Marsh's compliance with the standards of conduct set forth in the Settlement Agreement and report quarterly to the MMC Board of Directors for a period of five years; and



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              e.     certain other requirements in connection with cooperation
                     with, reporting to, and monitoring of compliance by New York concerning the matters raised in the Lawsuit and the Amended Citation.

8. Marsh shall not seek or accept indemnification pursuant to any insurance policies policy for amounts it pays under the Settlement Agreement.

The foregoing summary is qualified in its entirety by reference to the Settlement Agreement, a copy of which is filed herewith.


                              Section 8--Other Events

Item 8.01.  Other Events.

On January 31, 2005, Marsh & McLennan Companies, Inc. issued a press release announcing the execution of the Settlement Agreement. A copy of the press release is attached to this Report as an exhibit.


                   Section 9--Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

              (c)    Exhibits

              10.1 Agreement between the Attorney General of the State of New York and the Superintended of Insurance of the State of New York, and Marsh & McLennan Companies, Inc., Marsh Inc. and their subsidiaries and affiliates (collectively, "Marsh") dated January 30, 2005

              99.1   Press Release issued January 31, 2005


                 INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

Marsh & McLennan Companies, Inc. and its subsidiaries ("MMC") and their representatives may from time to time make verbal or written statements (including certain statements contained in this report and other MMC filings with the Securities and Exchange Commission and in our reports to stockholders) relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, discussions concerning revenues, expenses, earnings, cash flow, elimination of market services agreements ("MSA"), capital structure, existing credit facilities, access to public capital markets, including commercial paper markets, pension funding, the adverse consequences arising from market-timing issues at Putnam, including fines and restitution, the matters raised in the complaint filed by the New York Attorney General's Office stating a claim for, among other things, fraud and violations of New York State



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antitrust and securities laws (the "NYAG Complaint"), settlement discussions related to the NYAG Complaint, matters raised in a complaint filed by the Connecticut Attorney General and numerous other regulatory investigations and civil actions based on allegations similar to those raised in the NYAG Complaint, as well as market and industry conditions, premium rates, financial markets, interest rates, foreign exchange rates, contingencies, and matters relating to MMC's operations and income taxes. Such forward-looking statements are based on available current market and industry materials, experts' reports and opinions, and long-term trends, as well as management's expectations concerning future events impacting MMC. Forward-looking statements by their very nature involve risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by any forward-looking statements contained herein include, in the case of MMC's risk and insurance services business, changes in competitive conditions, the impact of litigation and other matters concerning the claims brought by the New York Attorney General's Office, the Connecticut Attorney General, state insurance regulators and other civil litigants, loss of clients, inability to collect previously accrued MSA revenue, movements in premium rate levels, the conditions for the transfer of commercial risk and other changes in the global property and casualty insurance markets, natural catastrophes, mergers between client organizations, and insurance or reinsurance company insolvencies. Factors to be considered in the case of MMC's investment management business include changes in worldwide and national equity and fixed income markets, actual and relative investment performance, the level of sales and redemptions, and the ability to maintain investment management and administrative fees at historic levels; and with respect to all of MMC's activities, the ability to successfully access the public capital markets to meet long term financing needs, the continued strength of MMC's relationships with its employees and clients, the ability to successfully integrate acquired businesses and realize expected synergies, changes in general worldwide and national economic conditions, the impact of terrorist attacks, changes in the value of investments made in individual companies and investment funds, fluctuations in foreign currencies, actions of competitors or regulators, changes in interest rates or in the ability to access financial markets, developments relating to claims, lawsuits and contingencies, prospective and retrospective changes in the tax or accounting treatment of MMC's operations, and the impact of tax and other legislation and regulation in the jurisdictions in which MMC operates.

Forward-looking statements speak only as of the date on which they are made, and MMC undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. Please refer to Marsh & McLennan Companies' 2003 Annual Report on Form 10-K for "Information Concerning Forward-Looking Statements," its reports on Form 8-K, and quarterly reports on Form 10-Q.

MMC is committed to providing timely and materially accurate information to the investing public, consistent with our legal and regulatory obligations. To that end, MMC and its operating companies use their websites to convey meaningful information about their businesses, including the anticipated release of quarterly financial results and the posting of updates of assets under management at Putnam. Monthly updates of total



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assets under management at Putnam will be posted to the MMC website the first business day following the end of each month. Putnam posts mutual fund and performance data to its website regularly. Assets for most Putnam retail mutual funds are posted approximately two weeks after each month-end. Mutual fund net asset value (NAV) is posted daily. Historical performance and Lipper rankings are also provided. Investors can link to MMC and its operating company websites through www.mmc.com.




                                    SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MARSH & McLENNAN COMPANIES, INC.

                                    By: /s/ Bart Schwartz
                                        ------------------------------------
                                        Name:  Bart Schwartz
                                        Title: Deputy General Counsel


Date: January 31, 2005

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